Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to Vital Energy, Inc. of our report dated July 7, 2023, relating to the financial statements of Forge Energy II Delaware, LLC, as of and for the years ended December 31, 2022 and 2021, included on that Current Report on Form 8-K of Vital Energy, Inc. dated July 13, 2023. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas

January 4, 2024